Exhibit 4

ChuoAoyama PricewaterhouseCoopers	Kasumigaseki Bldg. 32nd Floor 3-2-5, Kasumigaseki, Chiyoda-ku, Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of Japan Bank for International Cooperation

We have audited the accompanying balance sheets of Japan Bank for International Cooperation as of March 31, 2006 and 2005, and the related statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in material respects, the financial position of Japan Bank for International Cooperation as of March 31, 2005 and 2006, and the results of its operations and its cash flows for the years the ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the set forth in Note 1 to the accompanying financial statements.

ChuoAoyama PricewaterhouseCoopers

Tokyo, Japan

June 23, 2006

*	Please note that the original of this report has been separately kept by the bank.

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2006	March 31, 2005	March 31, 2006
Assets
Cash and due from banks (Note 3)	¥655,517	¥170,029	$5,580
Securities (Notes 4 and 20)	119,535	119,980	1,018
Loans (Note 5)	19,023,649	19,187,414	161,945
Miscellaneous assets (Note 6)	276,038	599,982	2,350
Premises and equipment (Note 7)	25,873	26,186	220
Deferred charges on bonds and notes (Note 8)	4,230	3,719	36
Customers’ liabilities for acceptances and guarantees	1,066,099	899,389	9,075
Allowance for possible loan losses (Note 9)	(273,120)	(353,664)	(2,325)

Total assets	¥20,897,824	¥20,653,038	$177,899

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2006	March 31, 2005	March 31, 2006
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥2,053,963	¥1,776,254	$17,485
Borrowings (Note 11)	8,926,789	9,559,735	75,992
Miscellaneous liabilities (Note 12)	207,097	224,079	1,763
Allowance for bonus payments	1,020	960	9
Allowance for employee retirement benefits (Note 13)	16,473	17,276	140
Acceptances and guarantees (Note 14)	1,066,099	899,389	9,075

Total liabilities	12,271,443	12,477,695	104,464

Equity
Capital attributable to the International Financial Account	985,500	985,500	8,389
Capital attributable to the Overseas Economic Cooperation Account	7,065,644	6,891,244	60,149
Reserve attributable to the International Financial Account (Note 17)	709,148	676,258	6,037
Reserve attributable to the Overseas Economic Cooperation Account (Note 17)	111,324	85,490	948
Accumulated deficit	(245,236)	(463,150)	(2,088)

Total equity	8,626,381	8,175,343	73,435

Total liabilities and equity	¥20,897,824	¥20,653,038	$177,899

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of U.S.dollars
	FY 2005	FY 2004	FY 2005
Income
Interest income	¥574,315	¥488,620	$4,889
Interest on loans	562,289	458,984	4,787
Interest and dividend income on securities	5,728	3,638	49
Interest on due from banks	6,297	2,458	53
Interest on swaps (net)	—	23,538	—
Fees and Commissions	8,783	6,334	75
Other operating income	3,985	13,152	34
Foreign exchange gains	3,751	1,662	32
Gains on derivative instruments	—	11,353	—
Others	234	136	2
Other ordinary income	354	202	3
Grant from general account (Note 16)	30,000	30,000	255
Reversal of allowance for possible loan losses	34,644	—	295
Recovery of Written-off Claims	3,179	1,406	27
Profits on sales of premises and equipment	6	21	0

Total income	655,270	539,738	5,578

Expenses
Interest expenses	315,669	284,575	2,687
Interest on bonds and notes	64,137	64,003	546
Interest on borrowings	180,350	220,571	1,535
Interest on swaps (net)	71,181	—	606
Fees and Commissions	5,870	5,668	50
Other operating expenses	1,292	2,211	11
Amortization of bonds and notes issuance costs	1,053	990	9
Others	238	1,220	2
General and administrative expenses	22,636	22,963	193
Other ordinary expenses	247	93,886	2
Provision for allowance for possible loan losses	—	90,992	—
Write-off of loans	—	11	—
Write-off of equities and securities, etc.	217	2,867	2
Others	29	14	0
Losses on disposal of premises and equipment	27	9	0

Total expense	345,742	409,315	2,943

Net income	¥309,527	¥130,423	$2,635

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen	In millions of yen	In millions of U.S. dollars
	FY 2005	FY 2004	FY 2005
Cash flows from operating activities
Net income	¥309,527	¥130,423	$2,635
Depreciation and amortization	1,398	1,355	12
Increase (decrease) in allowance for possible loan losses	(80,544)	90,239	(686)
Increase in allowance for bonus payments	60	42	1
Decrease in allowance for employee retirement benefits	(803)	(152)	(7)
Interest income	(574,315)	(488,620)	(4,889)
Interest expenses	315,669	284,575	2,687
Net loss on securities	200	2,875	2
Foreign exchange gain	(335,141)	(60,081)	(2,853)
Net loss (gain) on sales of premises and equipment	20	(11)	0
Net decrease in loans	557,202	213,818	4,743
Net increase in bonds and notes	214,542	179,225	1,826
Net decrease in borrowings	(632,945)	(833,190)	(5,388)
Net increase in due from banks (excluding cash equivalents)	(232,846)	(33,909)	(1,982)
Interest received	593,469	506,306	5,052
Interest paid	(317,173)	(291,548)	(2,700)
Others, net	290,237	68,579	2,471

Net cash provided by (used in) operating activities	108,557	(230,073)	924

Cash flows from investing activities
Purchases of securities	(421)	(2,527)	(4)
Sales of securities	690	693	6
Expenditures on premises and equipment	(711)	(184)	(6)
Proceeds from sales of premises and equipment	27	92	0

Net cash used in investing activities	(414)	(1,927)	(4)

Cash flows from financing activities
Proceeds from issuance of capital from Government	174,400	186,600	1,485
Payment to National Treasury	(34,726)	(36,547)	(296)

Net cash provided by financing activities	139,673	150,052	1,189

Effect of exchange rate changes on cash and cash equivalents	0	0	0

Net increase (decrease) in cash and cash equivalents	247,817	(81,947)	2,109

Cash and cash equivalents at the beginning of the period	70,790	152,738	603

Cash and cash equivalents at the end of the period	¥318,608	¥70,790	$2,712

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2005	¥985,500	¥6,891,244	¥676,258	¥85,490	¥(463,150)	¥8,175,343

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	32,889	25,833	(58,723)	—
Payment to National Treasury	—	—	—	—	(32,889)	(32,889)
Issuance of capital from Government	—	174,400	—	—	—	174,400
Net income	—	—	—	—	309,527	309,527

Balance at March 31, 2006	¥985,500	¥7,065,644	¥709,148	¥111,324	¥(245,236)	¥8,626,381

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	—	36,087	54,737	(90,825)	—
Payment to National Treasury	—	—	—	—	(36,087)	(36,087)

Total	¥—	¥—	¥36,087	¥54,737	¥(126,913)	¥(36,087)

Unappropriated Accumulated deficit	¥—	¥—	¥—	¥—	¥(372,149)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of dollars
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2005	$8,389	$58,664	$5,757	$728	$(3,943)	$69,595

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	280	220	(500)	—
Payment to National Treasury	—	—	—	—	(280)	(280)
Issuance of capital from Government	—	1,485	—	—	—	1,485
Net income	—	—	—	—	2,635	2,635

Balance at March 31, 2006	$8,389	$60,149	$6,037	$948	$(2,088)	$73,435

Appropriations:	—	—	307	488	(773)	—
Transfer from net earnings accounted under the JBIC Law to reserve
Payment to National Treasury	—	—	—	—	(307)	307

Total	$—	$—	$307	$466	$(1,080)	$307

Unappropriated Accumulated deficit	$—	$—	$—	$—	$(3,168)	$—

See accompanying “Notes to Finanicial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

	In millions of yen
	Capital attributable to the International Financial Account	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the International Financial Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2004	¥985,500	¥6,704,644	¥638,582	¥20,667	¥(453,398)	¥7,895,995

Transfer from net earnings accounted under the JBIC Law to reserve	—	—	37,675	64,823	(102,498)	—
Payment to National Treasury	—	—	—	—	(37,675)	(37,675)
Issuance of capital from Government	—	186,600	—	—	—	186,600
Net income	—	—	—	—	130,423	130,423

Balance at March 31, 2005	¥985,500	¥6,891,244	¥676,258	¥85,490	¥(463,150)	¥8,175,343

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	—	32,889	25,833	(58,723)	—
Payment to National Treasury	—	—	—	—	(32,889)	(32,889)

Total	¥—	¥—	¥32,889	¥25,833	¥(91,613)	¥(32,889)

Unappropriated Accumulated deficit	¥—	¥—	¥—	¥—	¥(554,763)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing separate accounts for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥117.47=$1.00, the exchange rate as of March 31, 2006 has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a) Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash on hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b) Securities

All securities are classified as “Available-for-sale Securities” which have no available market quotations and are carried at cost based on weighted average method.

(c) Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d) Hedge accounting for interest rate risks

(i)	Hedge accounting

JBIC accounts for derivatives used for interest rate hedging purposes under the deferral method.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the value of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the fluctuations of fair value or cumulative fluctuations of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the effectiveness testing date.

(e) Hedge accounting for foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are accounted for using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25.

The effectiveness of the hedging instruments described above, such as currency-swaps, exchange swaps and similar transactions, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(f) Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(g) Depreciation basis for fixed assets

(i)	Premises and equipment

Premises and equipment are depreciated on the declining balance basis over their estimated useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated on a straight-line basis.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Software

Software used by JBIC is amortized on the straight-line basis over its estimated useful economic life (5 years).

(h) Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued the “Accounting Standard for Impairment of Fixed Assets.” The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss shall be recognized in the statements of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

JBIC has applied this new standard from the fiscal year beginning April 1, 2005, which has no effect on net income.

(i) Method of amortization for deferred charges

“Discounts on bonds and notes” are amortized over terms of redemption, and “Bonds and notes issuance costs” are amortized over 3 years, on the straight-line basis in accordance with the Commercial Code of Japan.

(j) Allowance for possible loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (i) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessments.

(k) Allowance for bonus payments

“Allowance for bonus payments” is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Allowance for bonus payments to executive directors is included in the account.

(l) Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal year end.

The actuarial gain or loss is recognized in the year in which it arises.

(m) Lease transactions

Finance leases that do not involve the transfer of ownership to the lessee at the end of the lease term are accounted for as operating lease.

(n) Consumption taxes

Consumption taxes, including local consumption tax, are excluded from the transaction amounts.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents and the amount of cash and due from banks reported on the balance sheets as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Cash and due from banks	¥655,517	¥170,029	$5,580
Due from banks (*)	(336,909)	(99,239)	(2,868)

Cash and cash equivalents	¥318,608	¥70,790	$2,712

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Equity	¥117,870	¥118,699	$1,004
Other securities	1,665	1,280	14

	¥119,535	¥119,980	$1,018

5. Loans

All of loans are loans on deeds. The amounts reported on the balance sheets as of March 31, 2006 and 2005 are as follows:

International Financial Account	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Bankrupt loans	¥47,333	¥—	$403
Non-accrual loans	156,454	265,797	1,332
Past due loans (3 months or more)	2,714	2,714	23
Restructured loans	141,007	325,428	1,200

	¥347,510	¥593,940	$2,958

Overseas Economic Cooperation Account	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Bankrupt loans	¥—	¥—	$—
Non-accrual loans	96,998	122,764	826
Past due loans (3 months or more)	—	—	—
Restructured loans	184,691	724,275	1,572

	¥281,689	¥847,039	$2,398

(a)	“Bankrupt loans” refer to loans, after write-offs, on which accrued interest income is not recognized as there is substantial doubt about the ultimate collectability of either principal or interest because they are past due for a considerable period of time or for other reasons, and to borrowers who fall into the following categories:
•	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan;
•	who have had their transactions with the promissory note clearinghouse suspended; or
•	who have begun similar proceedings under any foreign law

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, excluding loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Past due loans (3 months or more)” are loans whose principal or interest payment is past due for over three months, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” and “Past due loans (over 3 months).”

(e)	The amounts of Loans indicated in the table above are gross prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payments, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out the Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
International Financial Account	¥417,943	¥487,301	$3,558
Overseas Economic Cooperation Account	1,262,313	1,282,521	10,746

In terms of repayment probability of the loans rescheduled in the Paris Club, their nature as public debt, unlike loans provided by private financial institutions, provides an asset securing mechanism under such an international framework. Nonetheless, in order to facilitate comparison with private financial institutions, JBIC classifies those loans to borrowers classified under the assessment as “Watchlisted” (but not “Past due loans (3 months or more)”), that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥20,470 million ($174 million) of which ¥10,890 million ($93 million) represents original principal attributable to the International Financial Account and ¥184,691 million ($1,572 million) of which ¥96,407 million ($821 million) represents original principal attributable to the Overseas Economic Cooperation Account for the fiscal year ended March 31, 2006, and ¥77,863 million of which ¥74,580 million represents original principal attributable to the International Financial Account and ¥724,275 million of which ¥570,270 million represents original principal attributable to the Overseas Economic Cooperation Account for the fiscal year ended March 31, 2005 respectively.

(g)	Upon special request, major creditor countries, including Japan, agreed at the Paris Club to offer a grace period (“Moratorium”) for countries affected by the Sumatra Earthquake and India Tsunami in December 2004, in order to support their reconstruction and recovery. During this Moratorium period creditor countries will not expect any debt payment on the due dates up to December 31, 2005, and will reschedule the repayment period of deferred debts for 5 years including a 1 year grace period.

As of the end of March 2006, of the affected countries, Indonesia and Sri Lanka had requested the Paris Club for the Moratorium. The amounts rescheduled repayment period for affected countries who requested the Moratorium are ¥9,410 million ($80 million) in the International Financial Account and ¥168,017 million ($1,430 million) in the Overseas Economic Cooperation Account.

Loans related to this Moratorium are not included in the loans described in (a) to (d) above, since lending terms has been modified based on an international agreement under this Moratorium to offer a grace period in order to support reconstruction and recovery of affected countries, and is therefore irrelevant to their debt-repayment ability.

(h)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, which is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2006 and 2005 are ¥5,056,325 million ($43,044 million) and ¥5,213,942 million, respectively.

(i)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees is written-off against the respective claims. The amounts of the accumulated write-offs as of March 31, 2006 and 2005 are ¥5,489 million ($47 million) and ¥16,824 million, respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Prepaid expenses	¥867	¥1,055	$8
Accrued income (a)	150,268	169,984	1,279
Derivatives	96,560	406,902	822
Deferred hedge losses(b)	3,912	—	33
Preliminary payment to the National Treasury (c)	19,892	18,056	169
Other (d)	4,537	3,983	39

	¥276,038	¥599,982	$2,350

(Notes)

(a)	“Accrued income” includes ¥148,324 million ($1,263 million) and ¥168,219 million of accrued interest on loans and other as of March 31, 2006 and 2005, respectively.
(b)	“Deferred hedge losses” are net unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting as of March 31, 2006 are ¥40,822 million ($348million) and ¥44,734 million ($381 million), respectively (March 31, 2005: ¥135,610 million and ¥2,458 million, respectively).
(c)	Pursuant to Article 44 of the JBIC Law, a portion of the net earnings on the General Account of the International Financial Account is paid to the National Treasury. Preliminary payment to the National Treasury, made on a best estimate basis, is accounted for on an accrual basis.
(d)	“Other” includes ¥168 million ($1 million) of suspense payments and other as of March 31, 2006, and ¥3,165 million of suspense payments as of March 31, 2005.

7. Premises and equipment

Premises and equipment as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)		March 31, 2005 (In millions of yen)		March 31, 2006 (In millions of U. S. dollars)
Tangible fixed assets	¥		¥		$
Land		12,551		12,551		107
Buildings		26,768		26,702		228
Equipment		4,965		5,133		42
Construction in progress		584		286		5

Total		¥44,869		¥44,673		$382
Less-accumulated depreciation		19,495		18,972		166

Net book value		¥25,374		¥25,701		$216

Intangible fixed assets	¥		¥		$
Software		5,292		1,453		45
Guarantee deposit		493		478		4
Other		66		66		1

Total		¥5,852		¥1,998		$50
Less-accumulated depreciation		1,345		922		12

Net book value		¥4,506		¥1,075		$38

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Deferred discounts on bonds and notes	¥2,536	¥2,188	$22
Deferred bonds and notes issuance costs	1,694	1,530	14

	¥4,230	¥3,719	$36

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
General allowance for possible loan losses	¥86,390	¥134,550	$735
Specific allowance for possible loan losses	172,888	203,781	1,472
Allowance for possible losses on specific overseas loans	13,841	15,332	118

	¥273,120	¥353,664	$2,325

10. Bonds and notes

Bonds and notes as of March 31, 2006 and 2005 are as follows:

Description of bonds and notes	Date of issuance	Currency and amounts March 31, 2006 (In millions)		Interest rate (%)	Maturity date	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Export-Import Bank of Japan Bonds guaranteed by Japanese govt. 37, 39, 40, 42	May 1996- December 1997	EUR GBP	1,044 400	5.750-8.000	February 2007- June 2008	¥231,280	¥371,824	$1,969

Japan Bank for International Cooperation Bonds guaranteed by Japanese govt. 1,3-13	November 1999- March 2006	JPY USD EUR THB	60,000 5,650 1,750 3,000	0.350-7.000, LIBOR +0.0625	December 2006- March 2016	982,683	759,430	8,365

FILP Agency Bonds 1-4, 6, 8, 10, 12-23 (*)	October 2001- March 2006	JPY	830,000	0.510-2.090	September 2006- December 2025	830,000	620,000	7,066

Overseas Economic Cooperation Fund Bonds guaranteed by Japanese govt. 9	November 1996	JPY	10,000	2.9	November 2006	10,000	25,000	85

						¥2,053,963	¥1,776,254	$17,485

(*)	Non-government guaranteed bonds issued in domestic market.

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2006 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2006	¥309,534	$2,635
2007	165,674	1,410
2008	114,947	979
2009	167,470	1,426
2010	285,265	2,428

Based on debt assumption agreements with financial institutions, JBIC has transferred the debt repayment obligation for certain bonds to such financial institutions. As of March 31, 2006, JBIC had contingent obligations in respect to the following bonds.

	In millions of yen	In millions of U. S. dollars
FILP Agency Bond 5	50,000	426
FILP Agency Bond 7	60,000	511
FILP Agency Bond 9	50,000	426
FILP Agency Bond 11	50,000	426

11. Borrowings

Borrowings as of March 31, 2006 and 2005 are as follows:

	Average interest rate		Due date of repayment	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Long-term borrowings

Borrowings from the Government Fund for Fiscal Investment and Loan Program	1.80	}	April 2006- December 2020	¥8,822,933	¥9,404,317	$75,108
Borrowings from the Government Post Office Life Insurance Fund	2.05			103,856	155,418	884

				¥8,926,789	¥9,559,735	$75,992

Long-term borrowings with maturities for the next five years as of March 31, 2006 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2006	¥1,269,159	$10,804
2007	1,527,235	13,001
2008	1,600,381	13,624
2009	1,038,349	8,839
2010	890,816	7,583

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Accrued expenses (a)	¥61,424	¥62,738	$523
Unearned income	5,041	4,649	43
Derivatives	137,705	20,484	1,172
Deferred hedge gains	—	133,151	—
Other (b)	2,925	3,055	25

	¥207,097	¥224,079	$1,763

(Notes)

(a)	“Accrued expenses” includes ¥34,648 million ($295 million) of accrued interest on borrowings and ¥26,271 million ($224 million) of accrued interest on bonds and notes and other as of March 31, 2006 (March 31, 2005: ¥37,737 million and ¥24,095 million, respectively).
(b)	“Other” includes ¥2,850 million ($24 million) of suspense receipts and other as of March 31, 2006 (March 31, 2005: ¥2,895 million).

13. Employee retirement benefits

JBIC has a defined benefit pension plan comprising of a welfare pension fund plan and lump-sum severance indemnity plan.

(a) The funded status of the pension plans

Disposition			March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Projected benefit obligation	(A	)	¥(23,222)	¥(22,945)	$(198)
Fair value of plans’ assets	(B	)	6,748	5,668	58

Unfunded pension obligation	(C	) = (A) + (B)	(16,473)	(17,276)	(140)
Unrecognized net obligation at transition	(D	)	—	—	—
Unrecognized net actuarial gains/losses	(E	)	—	—	—
Unrecognized prior service cost	(F	)	—	—	—

Net amount recognized on the balance sheet	(G +	) = (C) + (D) (E) + (F)	(16,473)	(17,276)	(140)
Prepaid pension cost	(H	)	—	—	—

Allowance for employee retirement benefits	(G	) – (H)	¥(16,473)	¥(17,276)	$(140)

(Note)	The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b) Component of pension cost

Disposition	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Service cost	¥939	¥958	$8
Interest cost	456	451	4
Expected return on plans’ assets	(85)	(78)	(1)
Amortization of prior service cost	—	—	—
Amortization of net actuarial gains/losses	(909)	59	(8)
Amortization of net obligation at transition	—	—	—
Other costs	—	—	—

Net pension cost	¥402	¥1,390	$3

(c) Principal assumptions made

	March 31, 2006	March 31, 2005
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Amortization period of prior service costs	—	—
Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year
Amortization period of net obligation at transition	—	—

14. Acceptances and guarantees

Acceptances and guarantees as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Acceptances	¥—	¥—	$—
Guarantees	1,066,099	899,389	9,075

	¥1,066,099	¥899,389	$9,075

15. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2006 and 2005.

16. Grant from general account

In accordance with the “Changes of the Debt Relief Method” announced by the Japanese government on December 10, 2002, JBIC reported the extraordinary loss (“ODA-loan related losses”) in the previous fiscal year. Under the policy to maintain the financial soundness of JBIC, the government provided JBIC a grant totaling ¥30 billion ($255 million) corresponding to “ODA-loan related losses” out of its general account for the fiscal year ended March 31,2006 and 2005, respectively.

17. Reserve

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the International Financial Account is provided from net earnings from the International Financial Account, and the reserve attributable to the Overseas Economic Cooperation Account is provided from or reversed to net earnings from the Overseas Economic Cooperation Account, respectively.

18. Lease transactions

Lease transactions in the fiscal year ended March 31, 2006 and 2005 are as follows. There are no impairment losses for the leased asset.

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be substantially transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased property as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Acquisition cost
Equipment	¥624	¥630	$5
Other	506	506	4

Total	¥1,131	¥1,136	$9
Accumulated depreciation
Equipment	316	152	3
Other	253	151	2

Total	¥569	¥304	$5
Net balance
Equipment	308	478	3
Other	253	354	2

Total	¥561	¥832	$5

•	Future lease payment obligations as of March 31, 2006 and 2005 are summarized below:

	March 31, 2006 (In millions of yen)	March 31, 2005 (Inmillions of yen)	March 31, 2006 (In millions of U.S. dollars)
Due within 1 year	¥269	¥268	$2
Due after 1 year	304	574	3

Total	¥574	¥842	$5

•	Lease payment, depreciation expense and interest expense for the fiscal year ended March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Lease payment	¥283	¥229	$2
Depreciation expense	270	219	2
Interest expense	15	16	0

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to effective interest expense and is allocated to each fiscal year using the interest method.

(b)	Operating lease transactions:

•	Future lease payment obligations as of March 31, 2006 and 2005 are summarized below:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Due within 1 year	¥6	¥2	$0
Due after 1 year	1	4	0

Total	¥8	¥7	$0

19. Derivative transactions

Notes to derivative transactions in the fiscal year ended March 31, 2006 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)		(In 100 millions of U.S. dollars)
Credit risk amounts of derivative etc.	Contract amount/ notional amount	Credit risk	Contract amount/ notional amount	Credit risk
Interest rate swaps	¥25,003	¥502	$213	$4
Currency swaps	44,152	3,969	376	34
Forward exchange contracts	60	1	0	0
Other derivatives	—	—	—	—
Credit risk reductions through nettings	—	(2,081)	—	(18)

Total	¥69,217	¥2,392	$589	$20

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

There are no interest rate related derivative transactions recorded at fair value as of the balance sheet date since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f)	Currency-related transactions

There are no currency-related derivative transactions, recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit Derivatives transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2005 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)
Credit risk amounts of derivative etc.	Contract amount/ notional amount	Credit risk
Interest rate swaps	¥23,098	¥572
Currency swaps	41,679	7,063
Forward exchange contracts	13	0
Other derivatives	—	—
Credit risk reductions through nettings	—	(1,680)

Total	¥64,791	¥5,956

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

There are no interest rate-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f)	Currency-related transactions

There are no currency-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit Derivatives transactions

Not applicable

20. Market value of securities

Notes to market value of securities as March 31, 2006 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities with market value

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

	March 31, 2006 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Sales amount	¥128	$1
Gains on sales	53	0
Losses on sales	—	—

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Held-to-maturity debt securities
Unlisted foreign securities	¥—	$—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	115,817	986
Unlisted foreign equities	2,053	18
Other unlisted Japanese securities	250	2
Other unlisted foreign securities	1,414	12

Total	¥119,535	$1,018

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities.

Not applicable

(i)	Equity securities of subsidiaries and affiliates with market value

Not applicable

(j)	Money held in trust

Not applicable

(k)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2005 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities with market value

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to-maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

March 31, 2005 (In millions of yen)
Held-to-maturity debt securities
Unlisted foreign securities	¥—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	115,892
Unlisted foreign equities	2,807
Other unlisted Japanese securities	30
Other unlisted foreign securities	1,250

Total	¥119,980

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities.

Not applicable

(i)	Equity securities of subsidiaries and affiliates with market value

Not applicable

(j)	Money held in trust

Not applicable

(k)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

ChuoAoyama PricewaterhouseCoopers	Kasumigaseki Bldg. 32nd Floor 3-2-5, Kasumigaseki, Chiyoda-ku, Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of Japan Bank for International Cooperation

We have audited the accompanying International Financial Account balance sheets of Japan Bank for International Cooperation as of March 31, 2006 and 2005, and the related International Financial Account statements of operations, equity, and cash flows for the years then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Financial Account of Japan Bank for International Cooperation as of March 31, 2005 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying financial statements.

ChuoAoyama PrincewaterhouseCoopers

Tokyo, Japan

June 23, 2006

*	Please note that the original of this report has been separately kept by the bank.

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2006	March 31, 2005	March 31, 2006
Assets
Cash and due from banks (Note 3)	¥636,786	¥106,105	$5,421
Securities (Note 4 and Note 19)	400	103	3
Loans (Note 5)	8,080,007	8,446,621	68,784
Miscellaneous assets (Note 6)	205,162	523,350	1,747
Premises and equipment (Note 7)	18,901	19,184	161
Deferred charges on bonds and notes (Note 8)	4,227	3,711	36
Customers’ liabilities for acceptances and guarantees	1,066,099	899,389	9,075
Allowance for possible loan losses (Note 9)	(147,963)	(171,153)	(1,260)

Total assets	¥9,863,621	¥9,827,312	$83,967

	In millions of yen	In millions of yen	In millions of U.S. dollars
	March 31, 2006	March 31, 2005	March 31, 2006
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥2,043,963	¥1,751,254	$17,400
Borrowings (Note 11)	4,906,569	5,359,276	41,769
Miscellaneous liabilities (Note 12)	189,951	206,716	1,617
Allowance for bonus payments	632	595	5
Allowance for employee retirement benefits (Note 13)	10,213	10,711	87
Acceptances and guarantees (Note 14)	1,066,099	899,389	9,075

Total liabilities	8,217,430	8,227,942	69,953

Equity
Capital attributable to the International Financial Account	985,500	985,500	8,389
Reserve attributable to the International Financial Account (Note 16)	709,148	676,258	6,037
Accumulated deficit	(48,457)	(62,388)	(412)

Total equity	1,646,190	1,599,369	14,014

Total liabilities and equity	¥9,863,621	¥9,827,312	$83,967

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of U.S.dollars
	FY 2005	FY 2004	FY 2005
Income
Interest income	¥319,119	¥235,525	$2,717
Interest on loans	312,822	209,527	2,663
Interest on due from banks	6,297	2,458	54
Interest on swaps (net)	—	23,538	—
Fees and Commissions	8,097	5,648	69
Other operating income	3,840	13,130	32
Foreign exchange gains	3,606	1,640	30
Gains on derivative instruments	—	11,353	—
Others	234	136	2
Other ordinary income	191	125	1
Recovery of Written-off Claims	2,355	329	20
Profits on sales of premises and equipment	2	4	0

Total income	333,606	254,763	2,839

Expenses
Interest expenses	226,059	180,620	1,925
Interest on bonds and notes	63,522	63,259	541
Interest on borrowings	91,355	117,361	778
Interest on swaps (net)	71,181	—	606
Fees and Commissions	3,212	3,524	27
Other operating expenses	1,275	1,856	11
Amortization of bonds and notes issuance costs	1,053	990	9
Others	221	866	2
General and administrative expenses	14,140	14,350	120
Other ordinary expenses	9,186	38,060	78
Provision for allowance for possible loan losses	9,158	38,039	78
Write-off of loans	—	11	—
Others	28	10	0
Losses on disposal of premises and equipment	20	7	0

Total expense	253,895	238,420	2,161

Net income	¥79,711	¥16,343	$678

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen	In millions of yen	In millions of U.S. dollars
	FY 2005	FY 2004	FY 2005
Cash flows from operating activities
Net income	¥79,711	¥16,343	$678
Depreciation and amortization	955	942	8
Increase (decrease) in allowance for possible loan losses	(23,190)	37,285	(197)
Increase in allowance for bonus payments	37	26	0
Decrease in allowance for employee retirement benefits	(497)	(94)	(4)
Interest income	(319,119)	(235,525)	(2,717)
Interest expenses	226,059	180,620	1,925
Net loss on securities	26	7	0
Foreign exchange gain	(334,982)	(60,049)	(2,852)
Net loss on sales of premises and equipment	18	2	0
Net decrease in loans	760,051	376,086	6,471
Net increase in bonds and notes	229,542	179,225	1,954
Net decrease in borrowings	(452,707)	(667,742)	(3,854)
Net increase in due from banks (excluding cash equivalents)	(251,814)	(15,610)	(2,144)
Interest received	332,126	248,002	2,828
Interest paid	(227,148)	(186,767)	(1,934)
Others, net	290,453	71,350	2,473

Net cash provided by (used in) operating activities	309,522	(55,895)	2,635

Cash flows from investing activities
Purchases of securities	(309)	(111)	(2)
Sales of securities	1	—	0
Expenditures on premises and equipment	(440)	(114)	(4)
Proceeds from sales of premises and equipment	11	26	0

Net cash used in investing activities	(737)	(199)	(6)

Cash flows from financing activities
Payment to National Treasury	(34,726)	(36,547)	(296)

Net cash used in financing activities	(34,726)	(36,547)	(296)

Effect of exchange rate changes on cash and cash equivalents	0	0	0

Net increase (decrease) in cash and cash equivalents	274,058	(92,642)	2,333

Cash and cash equivalents at the beginning of the period	26,683	119,325	227

Cash and cash equivalents at the end of the period	¥300,742	¥26,683	$2,560

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Accumulated deficit	Total Equity
Balance at March 31, 2005	¥985,500	¥676,258	¥(62,388)	¥1,599,369

Transfer from net earnings accounted under the JBIC Law to reserve	—	32,889	(32,889)	—
Payment to National Treasury	—	—	(32,889)	(32,889)
Net income	—	—	79,711	79,711

Balance at March 31, 2006	¥985,500	¥709,148	¥(48,457)	¥1,646,190

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	36,087	(36,087)	—
Payment to National Treasury	—	—	(36,087)	(36,087)

Total	¥—	¥36,087	¥(72,175)	¥(36,087)

Unappropriated Accumulated deficit	¥—	¥—	¥(120,633)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of dollars
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Accumulated deficit	Total Equity
Balance at March 31, 2005	$8,389	$5,757	$(531)	$13,615

Transfer from net earnings accounted under the JBIC Law to reserve	—	280	(280)	—
Payment to National Treasury	—	—	(280)	(280)
Net income	—	—	678	678

Balance at March 31, 2006	$8,389	$6,037	$(413)	$14,013

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	307	(307)	—
Payment to National Treasury	—	—	(307)	(307)

Total	$—	$307	$(614)	$(307)

Unappropriated Accumulated deficit	$—	$—	$(1,027)	$—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

	In millions of yen
	Capital attributable to the International Financial Account	Reserve attributable to the International Financial Account	Accumulated deficit	Total Equity
Balance at March 31, 2004	¥985,500	¥638,582	¥(3,380)	¥1,620,702

Transfer from net earnings accounted under the JBIC Law to reserve	—	37,675	(37,675)	—
Payment to National Treasury	—	—	(37,675)	(37,675)
Net income	—	—	16,343	16,343

Balance at March 31, 2005	¥985,500	¥676,258	¥(62,388)	¥1,599,369

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	32,889	(32,889)	—
Payment to National Treasury	—	—	(32,889)	(32,889)

Total	¥—	¥32,889	¥(65,779)	¥(32,889)

Unappropriated Accumulated deficit	¥—	¥—	¥(128,168)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

International Financial Account

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing separate accounts for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥117.47=$1.00, the exchange rate as of March 31, 2006, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a)	Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash on hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b)	Securities

All securities are classified as “Available-for-sale Securities” which have no available market quotations and are carried at cost based on weighted average method.

(c)	Valuation method for derivative financial instruments

All derivative financial instruments are carried at fair value, except for certain derivatives that are designated as hedging instruments as discussed below.

(d)	Hedge accounting for interest rate risks

(i)	Hedge accounting

JBIC accounts for derivatives used for interest rate hedging purposes under the deferral method.

(ii)	Hedging instruments and hedged items

Hedging instruments: interest rate swaps

Hedged items: loans, bonds and notes

(iii)	Hedging policy

JBIC enters into hedging transactions up to the value of the underlying hedged assets and liabilities.

(iv)	Assessment of hedge effectiveness

JBIC assesses the effectiveness of designated hedges by measuring and comparing the fluctuations of fair value or cumulative fluctuations of cash flows of both hedging instruments and corresponding hedged items from the date of inception of the hedges to the effectiveness testing date.

(e)	Hedge accounting for foreign exchange risks

Hedge instruments used to hedge foreign exchange risks associated with various foreign currency denominated monetary assets and liabilities are accounted for using the deferral method, in accordance with the standard treatment of The Japanese Institute of Certified Public Accountants (JICPA) Industry Audit Committee Report No. 25.

The effectiveness of the hedging instruments described above, such as currency-swaps, exchange swaps and similar transactions, hedging the foreign exchange risks of monetary assets and liabilities denominated in foreign currencies is assessed by comparing the foreign currency position of the hedged monetary assets and liabilities with that of the hedging instruments.

(f)	Foreign currency translation and revaluation method

JBIC maintains its accounting records in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(g)	Depreciation basis for fixed assets

(i)	Premises and equipment

Premises and equipment are depreciated on the declining balance basis over their estimated useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated on the straight-line basis.

The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Software

Software used by JBIC is amortized on the straight-line basis over its estimated useful economic life (5 years).

(h)	Accounting standard for impairment of fixed assets

On August 9, 2002, the Business Accounting Council in Japan issued the “Accounting Standard for Impairment of Fixed Assets.” The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss shall be recognized in the statements of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

JBIC has applied this new standard from the fiscal year beginning April 1, 2005, which has no effect on net income.

(i)	Method of amortization for deferred charges

“Discounts on bonds and notes” are amortized over terms of redemption, and “Bonds and notes issuance costs” are amortized over 3 years, on the straight-line basis in accordance with the Commercial Code of Japan.

(j)	Allowance for possible loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (i) and the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessments.

(k)	Allowance for bonus payments

“Allowance for bonus payments” is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Allowance for bonus payments to executive directors is included in the account.

(1)	Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement benefits to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal year end.

The actuarial gain or loss is recognized in the year in which it arises.

(m)	Lease transactions

Finance leases that do not involve the transfer of ownership to the lessee at the end of the lease term are accounted for as operating lease.

(n)	Consumption taxes

Consumption taxes, including local consumption tax, are excluded from the transaction amounts.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents and the amount of cash and due from banks reported on the balance sheets as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Cash and due from banks	¥636,786	¥106,105	$5,421
Due from banks (*)	(336,044)	(79,421)	(2,861)

Cash and cash equivalents	¥300,742	¥26,683	$2,560

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Equity	¥12	¥12	$0
Other securities	387	90	3

	¥400	¥103	$3

5. Loans

All of loans are loans on deeds. The amounts reported on the balance sheets as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Bankrupt loans	¥47,333	¥—	$403
Non-accrual loans	156,454	265,797	1,332
Past due loans (3 months or more)	2,714	2,714	23
Restructured loans	141,007	325,428	1,200

	¥347,510	¥593,940	$2,958

(a)	“Bankrupt loans” refer to loans, after write-offs, on which accrued interest income is not recognized as there is substantial doubt about the ultimate collectability of either principal or interest because they are past due for a considerable period of time or for other reasons, and to borrowers who fall into the following categories:

•	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan;

•	who have had their transactions with the promissory note clearinghouse suspended; or

•	who have begun similar proceedings under any foreign law

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, excluding loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Past due loans (3 months or more)” are loans whose principal or interest payment is past due for over three months, and which do not fall under the category of “Bankrupt loans” and “Non-accrual loans”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans,” and “Past due loans (over 3 months).”

(e)	The amounts of Loans indicated in the table above are gross prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payments, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out the Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
International Financial Account	¥417,943	¥487,301	$3,558

In terms of repayment probability of the loans rescheduled in the Paris Club, their nature as public debt, unlike loans provided by private financial institutions, provides an asset securing mechanism under such an international framework. Nonetheless, in order to facilitate comparison with private financial institutions, JBIC classifies those loans to borrowers classified under the assessment as “Watchlisted” (but not “Past due loans (3 months or more)”), that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥20,470 million ($174 million) of which ¥10,890 million ($93 million) represents original principal attributable to the International Financial Account for the fiscal year ended March 31, 2006 and is ¥77,863 million of which ¥74,580 million represents original principal attributable to the International Financial Account for the fiscal year ended March 31, 2005 respectively.

(g)	Upon special request, major creditor countries, including Japan, agreed at the Paris Club to offer a grace period (“Moratorium”) for countries affected by the Sumatra Earthquake and India Tsunami in December 2004 in order to support their reconstruction and recovery. During this Moratorium period creditor countries will not expect any debt payment on the due dates up to December 31, 2005, and will reschedule the repayment period of deferred debts for 5 years including a 1 year grace period.

As of the end of March 2006, of the affected countries, Indonesia and Sri Lanka had requested the Paris Culb for the Moratorium. The amounts rescheduled repayment period for affected countries who requested the Moratorium are ¥9,410 million ($80 million) in the International Financial Account.

Loans related to this Moratorium are not included in the loans described in (a) to (d) above, since lending terms has been modified based on an international agreement under this Moratorium to offer a grace period in order to support reconstruction and recovery of affected countries, and is therefore irrelevant to their debt-repayment ability.

(h)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, which is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2006 and 2005 are ¥1,388,562 million ($11,820 million) and ¥1,212,442 million respectively.

(i)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees is written-off against the respective claims. The amounts of the accumulated write-offs as of March 31, 2006 and 2005 are ¥5,489 million ($47 million) and ¥16,824 million respectively.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Prepaid expenses	¥354	¥654	$3
Accrued income (a)	81,840	95,391	697
Derivatives	96,560	406,902	822
Deferred hedge losses (b)	3,912	—	33
Preliminary payment to the National Treasury (c)	19,892	18,056	170
Other (d)	2,601	2,346	22

	¥205,162	¥523,350	$1,747

(Notes)

(a)	“Accrued income” includes ¥80,420 million ($685 million) and ¥94,122 million of accrued interest on loans and other as of March 31, 2006 and 2005, respectively.
(b)	“Deferred hedge losses” are net unrealized losses from hedging instruments. The gross amounts of deferred hedge gains and losses before netting as of March 31, 2006 are ¥40,822 million ($348 million) and ¥44,734 million ($381million), respectively (March 31, 2005: ¥135,610 million and ¥2,458 million, respectively).
(c)	Pursuant to Article 44 of the JBIC Law, a portion of the net earnings on the General Account of the International Financial Account is paid to the National Treasury. Preliminary payment to the National Treasury, made on a best estimate basis, is accounted for on an accrual basis.
(d)	“Other” includes ¥116 million ($1 million) of suspense payments as of March 31, 2006 and ¥1,980 million of suspense payments as of March 31, 2005.

7 . Premises and equipment

Premises and equipment as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Tangible fixed assets
Land	¥9,556	¥9,556	$81
Buildings	19,496	19,480	166
Equipment	3,752	3,882	32
Construction in progress	362	177	3

Total	¥33,167	¥33,097	$282
Less-accumulated depreciation	14,446	14,081	123

Net book value	¥18,720	¥19,015	$159

Intangible fixed assets
Software	¥3,281	¥901	$28
Guarantee deposit	174	162	1
Other	66	66	1

Total	¥3,522	¥1,130	$30
Less-accumulated depreciation	857	595	7

Net book value	¥2,665	¥535	$23

8 . Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Deferred discounts on bonds and notes	¥2,532	¥2,180	$22
Deferred bonds and notes issuance costs	1,694	1,530	14

	¥4,227	¥3,711	$36

9 . Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
General allowance for possible loan losses	¥40,872	¥46,980	$348
Specific allowance for possible loan losses	93,249	108,840	794
Allowance for possible losses on specific overseas loans	13,841	15,332	118

	¥147,963	¥171,153	$1,260

10. Bonds and notes

Bonds and notes as of March 31, 2006 and 2005 are as follows:

Description of Bonds and notes	Date of issuance	Currency and amounts March 31, 2006 (In millions)		Interest rate (%)	Maturity date	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Export-Import Bank of Japan Bonds guaranteed by Japanese govt. 37, 39, 40, 42	May 1996- December 1997	EUR GBP	1,044 400	5.750-8.000	February 2007- June 2008	¥231,280	¥371,824	$1,969
Japan Bank for International Cooperation Bonds guaranteed by Japanese govt. 1,3-13	November 1999- March 2006	JPY USD EUR THB	60,000 5,650 1,750 3,000	0.350-7.000, LIBOR +0.0625	December 2006- March 2016	982,683	759,430	8,365
FILP Agency Bonds 1-4, 6, 8, 10,12-23(*)	October 2001- March 2006	JPY	830,000	0.510-2.090	September 2006- December 2025	830,000	620,000	7,066

						¥2,043,963	¥1,751,254	$17,400

(*)	Non-government guaranteed bonds issued in domestic market.

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2006 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2006	¥299,534	$2,550
2007	165,674	1,410
2008	114,947	979
2009	167,470	1,426
2010	285,265	2,428

Based on debt assumption agreements with financial institutions, JBIC has transferred the debt repayment obligation for certain bonds to such financial institutions. As of March 31, 2006, JBIC had contingent obligations in respect to the following bonds.

	In millions of yen	In millions of U. S. dollars
FILP Agency Bond 5	50,000	426
FILP Agency Bond 7	60,000	511
FILP Agency Bond 9	50,000	426
FILP Agency Bond 11	50,000	426

11. Borrowings

Borrowings as of March 31, 2006 and 2005 are as follows:

	Average interest rate		Due date of repayment	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	1.62	}	April 2006- March 2016	¥4,844,321	¥5,263,934	$41,239
Borrowings from the Government Post Office Life Insurance Fund	2.12			62,248	95,342	530

				¥4,906,569	¥5,359,276	$41,769

Long-term borrowings with maturities for the next five years as of March 31, 2006 are as follows:

	In millions of yen	In millions of U.S. dollars

Fiscal year 2006	¥769,046	$6,547
2007	1,060,140	9,025
2008	1,140,132	9,706
2009	599,829	5,106
2010	498,504	4,244

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)

Accrued expenses (a)	¥45,310	¥46,026	$386
Unearned income	5,041	4,649	43
Derivatives	137,705	20,484	1,172
Deferred hedge gains	—	133,151	—
Other (b)	1,894	2,404	16

	¥189,951	¥206,716	$1,617

(Notes)

(a)	“Accrued expenses” includes ¥18,710 million ($159 million) of accrued interest on borrowings and ¥26,262 million ($224 million) of accrued interest on bonds and notes and other as of March 31, 2006 (March 31,2005:¥21,392 million and ¥24,072 million, respectively).
(b)	“Other” includes ¥1,818 million ($15 million) of suspense receipts and other as of March 31, 2006 (March 31,2005: ¥2,244 million).

13. Employee retirement benefits

JBIC has a defined benefit pension plan comprising of a welfare pension fund plan and lump-sum severance indemnity plan.

(a)	The funded status of the pension plans

Disposition		March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)

Projected benefit obligation	(A)	¥(14,397)	¥(14,226)	$(123)
Fair value of plans’ assets	(B)	4,184	3,514	36

Unfunded pension obligation	(C) = (A) + (B)	(10,213)	(10,711)	(87)
Unrecognized net obligation at transition	(D)	—	—	—
Unrecognized net actuarial gains/losses	(E)	—	—	—
Unrecognized prior service cost	(F)	—	—	—

Net amount recognized on the balance sheet	(G) = (C) + (D)	(10,213)	(10,711)	(87)
	+ (E) + (F)
Prepaid pension cost	(H)	—	—	—

Allowance for employee retirement benefits	(G) – (H)	¥(10,213)	¥(10,711)	$(87)

(Note) The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b)	Component of pension cost

Disposition	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Service cost	¥582	¥594	$5
Interest cost	283	279	2
Expected return on plans’ assets	(52)	(48)	(0)
Amortization of prior service cost	—	—	—
Amortization of net actuarial gains/losses	(563)	36	(5)
Amortization of net obligation at transition	—	—	—
Other costs	—	—	—

Net pension cost	¥249	¥862	$2

(c)	Principal assumptions made

	March 31, 2006	March 31, 2005
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Amortization period of prior service costs	—	—

Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year
Amortization period of net obligation at transition	—	—

14. Acceptances and guarantees

Acceptances and guarantees as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Acceptances	¥—	¥—	$—
Guarantees	1,066,099	899,389	9,075

	¥1,066,099	¥899,389	$9,075

15. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2006 and 2005.

16. Reserve

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the International Financial Account is provided from net earnings from the International Financial Account.

17. Lease transactions

Lease transactions in the fiscal year ended March 31, 2006 and 2005 are as follows. There are no impairment losses for the leased asset.

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be substantially transferred to the lessee:

•	Acquisition cost, accumulated depreciation and net balance of leased property as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Acquisition cost
Equipment	¥387	¥390	$3
Other	313	313	3

Total	¥701	¥704	$6
Accumulated depreciation
Equipment	196	94	2
Other	156	94	1

Total	¥352	¥188	$3
Net balance
Equipment	191	296	2
Other	156	219	1

Total	¥348	¥516	$3

•	Future lease payment obligations as of March 31, 2006 and 2005 are summarized below:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Due within 1 year	¥167	¥166	$1
Due after 1 year	188	356	2

Total	¥356	¥522	$3

•	Lease payment, depreciation expense and interest expense for the fiscal year ended March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)

Lease payment	¥175	¥142	$1
Depreciation expense	167	136	1
Interest expense	9	10	0

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to effective interest expense and is allocated to each fiscal year using the interest method.

(b)	Operating lease transactions:

•	Future lease payment obligations as of March 31, 2006 and 2005 are summarized below:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Due within 1 year	¥4	¥1	$0
Due after 1 year	1	2	0

Total	¥5	¥4	$0

18. Derivative transactions

Notes to derivative transactions in the fiscal year ended March 31, 2006 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)		(In 100 millions of U.S. dollars)
Credit risk amounts of derivative etc.	Contract amount/ notional amount	Credit risk	Contract amount/ notional amount	Credit risk
Interest rate swaps	¥25,003	¥502	$213	$4
Currency swaps	44,152	3,969	376	34
Forward exchange contracts	60	1	0	0
Other derivatives	—	—	—	—
Credit risk reductions through nettings	—	(2,081)	—	(18)

Total	¥69,217	¥2,392	$589	$20

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

There are no interest rate-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f)	Currency-related transactions

There are no currency-related derivative transactions, recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit derivatives transactions

Not applicable

Notes to derivative transactions in the fiscal year ended March 31, 2005 are as follows:

(a)	Policy for derivative transactions

JBIC engages in derivative transactions solely for the purpose of hedging foreign exchange rate risks and interest rate risks that are incurred in respect of its lending and funding operations.

(b)	Transactions

Derivative transactions include interest rate and currency swaps and forward exchange contracts.

(c)	Risks involved in derivative transactions

Derivative transactions involve the following risks:

(i)	Credit risk

Potential loss from the failure of a counterparty to perform its obligations in accordance with terms and conditions under the contract governing transactions due to bankruptcy or deteriorating business.

(ii)	Market risk

Potential loss from the changes in the market value of financial products due to fluctuations in interest rates or exchange rates.

(d)	Policies for risk management on derivative transactions

(i)	Credit risk

JBIC constantly monitors the market value of its derivative transactions with each counterparty and the amount of its credit exposure and creditworthiness of each counterparty in order to ascertain the appropriateness of entering into or maintaining a transaction with each counterparty.

(ii)	Market risk

JBIC uses derivative transactions solely for the purpose of hedging. Therefore, the market risk on derivative transactions and that on hedged (lending or funding) transactions basically offset each other.

	(In 100 millions of yen)
Credit risk amounts of derivative etc.	Contract amount/ notional amount	Credit risk
Interest rate swaps	¥23,098	¥572
Currency swaps	41,679	7,063
Forward exchange contracts	13	0
Other derivatives	—	—
Credit risk reductions through nettings	—	(1,680)

Total	¥64,791	¥5,956

(Note)	Credit risk amounts are calculated under Uniform International Standards in accordance with the Banking Law of Japan and the related regulations.

(e)	Interest rate-related transactions

There are no interest rate-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all interest rate-related derivative transactions outstanding at year end.

(f)	Currency-related transactions

There are no currency-related derivative transactions recorded at fair value as of the balance sheet date, since hedge accounting is applied to all currency-related derivative transactions outstanding at year end.

(g)	Equity-related transactions

Not applicable

(h)	Bond-related transactions

Not applicable

(i)	Commodity-related transactions

Not applicable

(j)	Credit derivatives transactions

Not applicable

19.	Market value of securities

Notes to market value of securities as March 31, 2006 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities with market value

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

	March 31, 2006	March 31, 2006
	(In millions of yen)	(In millions of U.S. dollars)
Held-to-maturity debt securities
Unlisted foreign securities	¥—	$—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	12	0
Unlisted foreign equities	—	—
Other unlisted Japanese securities	250	2
Other unlisted foreign securities	136	1

Total	¥400	$3

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i)	Equity securities of subsidiaries and affiliates with market value

Not applicable

(j)	Money held in trust

Not applicable

(k)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2005 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities with market value

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable

March 31, 2005
(In millions of yen)
Held-to-maturity debt securities
Unlisted foreign securities	¥—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	12
Unlisted foreign equities	—
Other unlisted Japanese securities	30
Other unlisted foreign securities	60

Total	¥103

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i)	Equity securities of subsidiaries and affiliates with market value

Not applicable

(j)	Money held in trust

Not applicable

(k)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

ChuoAoyama PricewaterhouseCoopers	Kasumigaseki Bldg. 32nd Floor 3-2-5, Kasumigaseki, Chiyoda-ku, Tokyo 100-6088, Japan

Report of Independent Auditors

To the Governor of Japan Bank for International Cooperation

We have audited the accompanying Overseas Economic Cooperation Account balance sheets of Japan Bank for International Cooperation as of March 31, 2006 and 2005, and the related Overseas Economic Cooperation Account statements of operations, equity and cash flows for the years then ended, all expressed in Japanese Yen. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express as opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Japan. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Overseas Economic Cooperation Account of Japan Bank for International Cooperation as of March 31, 2005 and 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Japan.

The amounts expressed in U.S. dollars, which are provided solely for the convenience of the reader, have been translated on the basis set forth in Note 1 to the accompanying financial statements.

ChuoAoyama PricewaterhouseCoopers

Tokoyo, Japan

June 23, 2006

*	Please note that the original of this report has been separately kept by the bank.

BALANCE SHEETS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of U.S.dollars
	March 31, 2006	March 31, 2005	March 31, 2006
Assets
Cash and due from banks (Note 3)	¥18,730	¥63,924	$160
Securities (Notes 4 and 19)	119,135	119,877	1,014
Loans (Note 5)	10,943,642	10,740,793	93,161
Miscellaneous assets (Note 6)	70,876	76,631	603
Premises and equipment (Note 7)	6,972	7,002	59
Deferred charges on bonds and notes (Note 8)	3	8	0
Allowance for possible loan losses (Note 9)	(125,156)	(182,511)	(1,065)

Total assets	¥11,034,203	¥10,825,726	$98,932

	In millions of yen	In millions of yen	In millions of U.S.dollars
	March 31, 2006	March 31, 2005	March 31, 2006
Liabilities and equity
Liabilities
Bonds and notes (Note 10)	¥10,000	¥25,000	$85
Borrowings (Note 11)	4,020,220	4,200,459	34,224
Miscellaneous liabilities (Note 12)	17,145	17,363	146
Allowance for bonus payments	387	365	3
Allowance for employee retirement benefits (Note 13)	6,259	6,565	53

Total liabilities	4,054,013	4,249,752	34,511

Equity (Note 16)
Capital attributable to the Overseas Economic Cooperation Account	7,065,644	6,891,244	60,149
Reserve attributable to the Overseas Economic Cooperation Account	111,324	85,490	948
Accumulate deficit	(196,778)	(400,761)	(1,676)

Total equity	6,980,190	6,575,973	59,421

Total liabilities and equity	¥11,034,203	¥10,825,726	$98,932

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF OPERATIONS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of U.S.dollars
	FY 2005	FY 2004	FY 2005
Income
Interest income	¥255,196	¥253,095	$2,172
Interest on loans	249,467	249,456	2,123
Interest and dividend income on securities	5,728	3,638	49
Interest on due from banks	0	0	0
Fees and Commissions	686	685	6
Other operating income	145	21	1
Foreign exchange gains	145	21	1
Other ordinary income	163	76	1
Grant from general account (Note 15)	30,000	30,000	256
Reversal of allowance for possible loan losses	43,802	—	373
Recovery of Written-off Claims	824	1,077	7
Profits on sales of premises and equipment	4	17	0

Total income	330,822	284,974	2,816

Expenses
Interest expenses	89,609	103,954	763
Interest on bonds and notes	614	744	5
Interest on borrowings	88,995	103,209	758
Fees and Commissions	2,657	2,143	23
Other operating expenses	17	354	0
Others	17	354	0
General and administrative expenses	8,495	8,613	72
Other ordinary expenses	218	55,825	2
Provision for allowance for possible loan losses	—	52,953	—
Write-off of equities and securities, etc.	217	2,867	2
Others	1	3	0
Losses on disposal of premises and equipment	6	2	0

Total expense	101,005	170,894	860

Net income	¥229,816	¥114,079	$1,956

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF CASH FLOWS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen	In millions of yen	In millions of U.S.dollars
	FY 2005	FY 2004	FY 2005
Cash flows from operating activities
Net income	¥229,816	¥114,079	$1,956
Depreciation and amortization	442	413	4
Increase(decrease) in allowance for possible loan losses	(57,354)	52,953	(488)
Increase in allowance for bonus payments	22	16	0
Decrease in allowance for employee retirement benefits	(305)	(58)	(3)
Interest income	(255,196)	(253,095)	(2,172)
Interest expenses	89,609	103,954	763
Net loss on securities	174	2,867	1
Foreign exchange gain	(159)	(32)	(1)
Net loss (gain) on sales of premises and equipment	2	(14)	0
Net increase in loans	(202,849)	(162,268)	(1,727)
Net decrease in bonds and notes	(15,000)	—	(128)
Net decrease in borrowings	(180,238)	(165,448)	(1,534)
Net decrease (increase) in due from banks (excluding cash equivalents)	18,968	(18,298)	161
Interest received	261,342	258,304	2,225
Interest paid	(90,024)	(104,780)	(766)
Others, net	(215)	(2,771)	(2)

Net cash used in operating activities	(200,965)	(174,177)	(1,711)

Cash flows from investing activities
Purchases of securities	(111)	(2,416)	(1)
Sales of securities	689	693	6
Expenditures on premises and equipment	(270)	(70)	(2)
Proceeds from sales of premises and equipment	16	65	0

Net cash provided by (used in) investing activities	323	(1,727)	3

Cash flows from financing activities
Proceeds from issuance of capital from Government	174,400	186,600	1,485

Net cash provided by financing activities	174,400	186,600	1,485

Effect of exchange rate changes on cash and cash equivalents	0	0	0

Net (decrease) increase in cash and cash equivalents	(26,241)	10,694	(223)

Cash and cash equivalents at the beginning of the period	44,106	33,412	375

Cash and cash equivalents at the end of the period	¥17,865	¥44,106	$152

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2005	¥6,891,244	¥85,490	¥(400,761)	¥6,575,973

Transfer from net earnings accounted under the JBIC Law to reserve	—	25,833	(25,833)	—
Issuance of capital from Government	174,400	—	—	174,400
Net income	—	—	229,816	229,816

Balance at March 31, 2006	¥7,065,644	¥111,324	¥(196,778)	¥6,980,190

Appropriations:
Transfer from net earnings accounted under the JBIC Law to reserve	—	54,737	(54,737)	—

Total	¥—	¥54,737	¥(54,737)	¥—

Unappropriated Accumulated deficit	¥—	¥—	¥(251,516)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of dollars
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2005	$58,664	$728	$(3,412)	$55,980

Transfer from net earnings accounted under the JBIC Law to reserve	—	220	(220)	—
Issuance of capital from Government	1,485	—	—	1,485
Net income	—	—	1,956	1,956

Balance at March 31, 2006	$60,149	$948	$(1,676)	$59,421

Appropriations:

Transfer from net earnings accounted under the JBIC Law to reserve	—	466	(466)	—

Total	$—	$466	$(466)	$—

Unappropriated Accumulated deficit	$—	$—	$(2,142)	$—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

STATEMENTS OF EQUITY

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

	In millions of yen
	Capital attributable to the Overseas Economic Cooperation Account	Reserve attributable to the Overseas Economic Cooperation Account	Accumulated deficit	Total Equity
Balance at March 31, 2004	¥6,704,644	¥20,667	¥(450,018)	¥6,275,293

Transfer from net earnings accounted under the JBIC Law to reserve	—	64,823	(64,823)	—
Issuance of capital from Government	186,600	—	—	186,600
Net income	—	—	114,079	114,079

Balance at March 31, 2005	¥6,891,244	¥85,490	¥(400,761)	¥6,575,973

Appropriations:

Transfer from net earnings accounted under the JBIC Law to reserve	—	25,833	(25,833)	—

Total	¥—	¥25,833	¥(25,833)	¥—

Unappropriated Accumulated deficit	¥—	¥—	¥(426,595)	¥—

See accompanying “Notes to Financial Statements” which are an integral part of these statements.

NOTES TO FINANCIAL STATEMENTS

JAPAN BANK FOR INTERNATIONAL COOPERATION

Overseas Economic Cooperation Account

1. Basis of presentation

The accompanying financial statements have been prepared from the accounts maintained by Japan Bank for International Cooperation (“JBIC”) in accordance with the provisions set forth in conformity with accounting principles and practices generally accepted in Japan, which are different in certain respects as to application and disclosure requirements from International Financial Reporting Standards.

The financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries and jurisdictions other than Japan.

The Bank’s accounts are separated into the International Financial Account and the Overseas Economic Cooperation Account as required under Article 41 of the Japan Bank for International Cooperation Law (“JBIC Law”) whereby the accounting shall be separated according to the categories of international financial operations and overseas economic cooperation operations and be recorded by establishing separate accounts for each operation. In separating the accounts, transactions directly related to either of the operations are attributed to the account for these operations and overhead expenses and others are allocated to both of the accounts in accordance with certain pre-defined allocation rate.

Consolidated financial statements are not prepared since JBIC has no subsidiaries.

The amounts indicated in millions of yen are rounded down by omitting figures less than one million. Totals may therefore not add up exactly because of such omission.

Amounts in U.S. dollars are presented solely for the convenience of readers outside Japan. The rate of ¥117.47=$1.00, the exchange rate as of March 31, 2006, has been used in translation. The presentation of such amounts is not intended to imply that Japanese yen have been or could be readily converted, realized or settled into U.S. dollars at that rate or any other rate.

2. Significant accounting policies

(a)	Cash and cash equivalents

“Cash and cash equivalents” as stated in the statements of cash flows consists of cash on hand and due from Bank of Japan included in “Cash and due from banks” in the balance sheets.

(b)	Securities

All securities are classified as “Available-for-sale securities” which have no available market quotations and are carried at cost based on weighted average method.

(c)	Foreign currency translation and revaluation method

JBIC maintains its accounting record in Japanese yen. Assets and liabilities denominated in foreign currencies are translated into Japanese yen at the market exchange rate prevailing at the fiscal year end.

(d)	Depreciation basis for fixed assets

(i)	Premises and equipment

Premises and equipment are depreciated on the declining balance basis over their estimated useful economic lives except for buildings (excluding installed facilities) acquired on or after April 1, 1998, which are depreciated on the straight-line basis. The principal estimated useful economic lives are as follows:

Buildings: 38 years to 50 years

Equipment: 2 years to 20 years

(ii)	Software

Software used by JBIC is amortized on the straight-line basis over its estimated useful economic life (5 years).

(e)	Accounting standard for impairment of fixed assets

        On August 9, 2002, the Business Accounting Council in Japan issued the “Accounting Standard for Impairment of Fixed Assets.” The standard requires that fixed assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss shall be recognized in the statements of operations by reducing the carrying amount of impaired assets or a group of assets to the recoverable amount to be measured as the higher of net selling price and value in use.

JBIC has applied this new standard from the fiscal year beginning April 1, 2005, which has no effect on net income.

(f)	Method of amortization for deferred charges

“Discounts on bonds and notes” are amortized over terms of redemption.

(g)	Allowance for possible loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance after the write-offs described in Note 5 (i) and the deductions of the amount expected to be collected through the disposal of collateral and execution guarantees.

The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an assessment of the overall solvency of the debtors after deducting the amount expected to be collected through the disposal of collateral or the execution of guarantees.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers and Potentially bankrupt borrowers is provided primarily based on the default rate, which is calculated based on the actual defaults during a certain period in the past.

The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situations of these countries.

All claims are assessed initially by the operational departments and secondly by risk evaluation departments based on internal rules for self-assessment of asset quality. The internal audit department, which is independent from the operational departments, reviews these self-assessments, and the allowance is provided based on the results of the assessments.

(h)	Allowance for bonus payments

“Allowance for bonus payments” is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by employees to the date of the balance sheet. Allowance for bonus payments to executive directors is included in the account.

(i)	Allowance for employee retirement benefits

Allowance for employee retirement benefits represents the future payment for pension and retirement benefit to employees and executive directors, and is accrued based on the projected benefit obligations and the estimated pension plan assets at the fiscal year end.

The actuarial gain or loss is recognized in the year in which it arises.

(j)	Lease transactions

Finance leases that do not involve the transfer of ownership to the lessee at the end of the lease term are accounted for as operating lease.

(k)	Consumption taxes

Consumption taxes, including local consumption tax, are excluded from the transaction amounts.

3. Cash and cash equivalents

The reconciliation between the balance of cash and cash equivalents and the amount of cash and due from banks reported on the balance sheets as of March 31, 2006, and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Cash and due from banks	¥18,730	¥63,924	$160
Due from banks (*)	(864)	(19,817)	(8)

Cash and cash equivalents	¥17,865	¥44,106	$152

(*)	Excluding Due from Bank of Japan

4. Securities

Securities as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Equity	¥117,858	¥118,687	$1,003
Other securities	1,277	1,190	11

	¥119,135	¥119,877	$1,014

5. Loans

All of loans are loans on deeds. The amounts reported on the balance sheets as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Bankrupt loans	¥—	¥—	$—
Non-accrual loans	96,998	122,764	826
Past due loans (3 months or more)	—	—	—
Restructured loans	184,691	724,275	1,572

	¥281,689	¥847,039	$2,398

(a)	“Bankrupt loans” refer to loans, after write-offs, on which accrued interest income is not recognized as there is substantial doubt about the ultimate collectability of either principal or interest because they are past due for a considerable period of time or for other reasons, and to borrowers who fall into the following categories:
•	who have begun bankruptcy, settlement, reorganization, winding-up or special liquidation proceedings under the Bankruptcy Law, the Corporate Reorganization Law, the Civil Rehabilitation Law, the Commercial Code or other similar laws of Japan;
•	who have had their transactions with the promissory note clearinghouse suspended; or
•	who have begun similar proceedings under any foreign law

(b)	“Non-accrual loans” are loans on which accrued interest income is not recognized, excluding loans on which interest payments are deferred in order to support the borrowers’ recovery from financial difficulties.

(c)	“Past due loans (3 months or more)” are loans whose principal or interest payment is past due for over three months, and which do not fall under the category of “Bankrupt loans” and “Non- accrual loans.”

(d)	“Restructured loans” are loans whose repayment terms and conditions have been amended in favor of the borrowers (e.g. reduction of or exemption from the stated interest rate, the deferral of interest payments, the extension of principal repayments or renunciation of claims) in order to support the borrowers’ recovery from financial difficulties, and which do not fall under the category of “Bankrupt loans,” “Non-accrual loans” and “Past due loans (over 3 months).”

(e)	The amounts of Loans indicated in the table above are gross prior to deduction of allowance for possible loan losses.

(f)	In the event that a debtor country encounters temporary payment difficulties and requests debt rescheduling with respect to external public debt (whose creditors are Sovereigns, Trade Insurance Institutions and Export Credit Institutions, etc.) due to an unfavorable balance of international payment, meetings of creditor countries (the “Paris Club”) would be held to discuss debt relief measures (rescheduling). When creditor countries agree on debt relief measures, debt-rescheduling agreements between the creditors and a debtor are agreed. Under such temporary liquidity assistance, the debtor carries out Economic Restructuring Program that was agreed with the International Monetary Fund (“IMF”) and continues to make repayments of the debt. The principal amount of loans for which JBIC has agreed to provide debt relief pursuant to the Paris Club agreements is as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Overseas Economic Cooperation Account	¥1,262,313	¥1,282,521	$10,746

In terms of repayment probability of the loans rescheduled in the Paris Club, their nature as public debt, unlike loans provided by private financial institutions, provides an asset securing mechanism under such an international framework. Nonetheless, in order to facilitate comparison with private financial institutions, JBIC classifies those loans to borrowers classified under the self assessment as “Watchlisted” (but not “Past due loans (3 months or more)”), that were rescheduled under the Paris Club as “Restructured loans.” The amount of such loans, included in “Restructured loans” in the above table, is ¥184,691 million ($1,572 million) of which ¥96,407 million ($821 million) represents original principal attributable to the Overseas Economic Cooperation Account for the fiscal year ended March 31, 2006 and ¥724,275 million of which ¥570,270 million represents original principal attributable to the Overseas Economic Cooperation Account for the fiscal year ended March 31, 2005 respectively.

(g)	Upon special request, major creditor countries, including Japan, agreed at the Paris Club to offer grace period (“Moratorium”) for countries affected by the Sumatra Earthquake and India Tsunami in December 2004, in order to support their reconstruction and recovery. During this Moratorium period creditor countries will not expect any debt payment on the due date up to December 31, 2005, and will reschedule the repayment period of deferred debts for 5 years including a 1 year grace period.

As of the end of March 2006, of the affected countries, Indonesia and Sri Lanka had requested the Paris Club for the Moratorium. The amounts rescheduled repayment period for affected countries who requested the Moratorium are ¥168,017 million ($1,430 million) in the Overseas Economic Cooperation Account.

Loans related to this Moratorium are not included in the loans described in (a) to (d) above, since lending terms has been modified based on an international agreement under this Moratorium to offer a grace period in order to support reconstruction and recovery of affected countries, and is therefore irrelevant to their debt-repayment ability.

(h)	As JBIC’s debtors mainly require long-term loans, JBIC generally enters into commitment line contracts with these debtors. JBIC provides commitment lines under which it lends necessary funds up to a predetermined amount, which is within the borrowers’ financing needs for the projects and up to the agreed maximum to lend, upon borrowers’ request, provided that the request meets terms and conditions for disbursement prescribed in the Loan Agreement. The total balance of unused commitment lines as of March 31, 2006 and 2005 are ¥3,667,762 million ($31,223 million) and ¥4,001,500 million respectively.

(i)	With respect to claims with collateral or guarantees on debtors who are legally or substantially bankrupt (“Bankrupt borrowers and Substantially bankrupt borrowers”), the residual booked amount of the claims after deduction of the amount which is deemed collectible through the disposal of collateral or the execution of guarantees in written-off against the respective claims. There were no corresponding amounts as of March 31, 2006 and 2005.

6. Miscellaneous assets

Miscellaneous assets as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Prepaid expenses	¥512	¥400	$4
Accrued income (a)	68,427	74,593	583
Other (b)	1,935	1,637	16

	¥70,876	¥76,631	$603

(Notes)

(a)	“Accrued income” includes ¥67,903 million ($578 million) and ¥74,097 million of accrued interest on loans and other as of March 31, 2006 and 2005, respectively.
(b)	“Other” includes ¥52 million ($0 million) of suspense payments and other as of March 31, 2006 and ¥1,185 million of suspense payments and other as of March 31, 2005.

7. Premises and equipment

Premises and equipment as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Tangible fixed assets
Land	¥2,994	¥2,994	$26
Buildings	7,271	7,221	62
Equipment	1,213	1,250	10
Construction in progress	221	108	2

Total	¥11,701	¥11,576	$100
Less-accumulated depreciation	5,048	4,890	43

Net book value	¥6,653	¥6,686	$57

Intangible fixed assets
Software	¥2,011	¥552	$17
Guarantee deposit	318	316	3
Other	0	0	0

Total	¥2,329	¥868	$20
Less-accumulated depreciation	488	327	4

Net book value	¥1,841	¥540	$16

8. Deferred charges on bonds and notes

Deferred charges on bonds and notes as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Deferred discounts on bonds and notes	¥3	¥8	$0

Total	¥3	¥8	$0

9. Allowance for possible loan losses

Allowance for possible loan losses as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
General allowance for possible loan losses	¥45,518	¥87,570	$387
Specific allowance for possible loan losses	79,638	94,940	678
Allowance for possible losses on specific overseas loans	—	—	—

	¥125,156	¥182,511	$1,065

10. Bonds and notes

Bonds and notes as of March 31, 2006 and 2005 are as follows:

Description of bonds and notes	Date of issuance	Currency and amounts March 31, 2006 (In millions)		Interest rate (%)	Maturity date	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Overseas Economic Cooperation Fund Bonds guaranteed by Japanese govt. 9	November 1996	JPY	10,000	2.9	November 2006	¥10,000	¥25,000	$85

						¥10,000	¥25,000	$85

Scheduled redemptions of bonds and notes for each of the next five years as of March 31, 2006 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2006	¥10,000	$85
2007	—	—
2008	—	—
2009	—	—
2010	—	—

11. Borrowings

Borrowings as of March 31, 2006 and 2005 are as follows:

	Average interest rate		Due date of repayment	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)
Long-term borrowings
Borrowings from the Government Fund for Fiscal Investment and Loan Program	2.02	}	September 2006- December 2020	¥3,978,612	¥4,140,383	$33,869
Borrowings from the Government Post Office Life Insurance Fund	1.94			41,608	60,076	355

				¥4,020,220	¥4,200,459	$34,224

Long-term borrowings with maturities for the next five years as of March 31, 2006 are as follows:

	In millions of yen	In millions of U.S. dollars
Fiscal year 2006	¥500,113	$4,257
2007	467,095	3,976
2008	460,249	3,918
2009	438,520	3,733
2010	392,312	3,340

12. Miscellaneous liabilities

Miscellaneous liabilities as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)

Accrued expenses (a)	¥16,113	¥16,711	$137
Other (b)	1,031	651	9

	¥17,145	¥17,363	$146

(Notes)

(a)	“Accrued expenses” includes ¥15,938 million ($136 million) of accrued interest on borrowings and ¥8 million ($0 million) of accrued interest on bonds and notes and other as of March 31, 2006 (March 31, 2005: ¥16,345 million and ¥22 million, respectively).
(b)	“Other” includes ¥1,031 million ($9 million) of suspense receipts as of March 31, 2006 (March 31, 2005: ¥651 million).

13. Employee retirement benefits

JBIC has a defined benefit pension plan comprising of a welfare pension fund plan and lump-sum severance indemnity plan.

(a)	The funded status of the pension plans

Disposition		March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)

Projected benefit obligation	(A)	¥(8,824)	¥(8,719)	$(75)
Fair value of plans’ assets	(B)	2,564	2,154	22

Unfunded pension obligation	(C) = (A) + (B)	(6,259)	(6,565)	(53)
Unrecognized net obligation at transition	(D)	—	—	—
Unrecognized net actuarial gains/losses	(E)	—	—	—
Unrecognized prior service cost	(F)	—	—	—

Net amount recognized on the balance sheet	(G) = (C) + (D) + (E) + (F)	(6,259)	(6,565)	(53)
Prepaid pension cost	(H)	—	—	—

Allowance for employee retirement benefits	(G) – (H)	¥(6,259)	¥(6,565)	$(53)

(Note)	The projected benefit obligation above includes a portion in which the pension fund acts for the government welfare program.

(b)	Component of pension cost

Disposition	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U. S. dollars)

Service cost	¥357	¥364	$3
Interest cost	173	171	1
Expected return on plans’ assets	(32)	(29)	(0)
Amortization of prior service cost	—	—	—
Amortization of net actuarial gains/losses	(345)	22	(3)
Amortization of net obligation at transition	—	—	—
Other costs	—	—	—

Net pension cost	¥152	¥528	$1

(c)	Principal assumptions made

	March 31, 2006	March 31, 2005
Discount rate	2.0%	2.0%
Expected rate of return on plan assets	1.5%	1.5%
Method of attributing the projected benefits to periods of services	Straight-line basis	Straight-line basis
Amortization period of prior service costs	—	—

Amortization period of actuarial gains/losses	Gains/losses are charged to net income for the year	Gains/losses are charged to net income for the year

Amortization period of net obligation at transition	—	—

14. Assets pledged as collateral

There were no assets pledged as collateral as of March 31, 2006 and 2005.

15. Grant from general account

In accordance with the “Changes of the Debt Relief Method” announced by the Japanese government on December 10, 2002, JBIC reported an extraordinary loss (“ODA-loan related losses”) in the previous fiscal year. Under the policy to maintain the financial soundness of JBIC, the government provided JBIC with a grant totaling ¥30 billion ($255 million) corresponding to “ODA-loan related losses” out of its general account for the fiscal year ended March 31,2006 and 2005 respectively.

16. Equity

Pursuant to Article 44 of the JBIC Law, the reserve attributable to the Overseas Economic Cooperation Account is provided from or reversed to net earnings on the Overseas Economic Cooperation Account.

Losses carried forward to the following fiscal year are simply the sum of “Accumulated deficit at the fiscal year end” and statutory appropriation of net earnings as stipulated by the related law of JBIC. The deficit, which represents the shortfall of net assets to capital attributable to the Overseas Economic Cooperation Account as of March 31, 2006 and 2005 are ¥85,454 million ($727 million) and ¥315,270 million respectively.

17. Lease transactions

Lease transactions in the fiscal year ended March 31, 2006 and 2005 are as follows. There are no impaired losses for the leased assets:

(a)	Finance lease transactions, excluding leases that ownership of the property are deemed to be substantially transferred to the lessee:
•	Acquisition cost, accumulated depreciation and net balance of leased of leased property as of March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)

Acquisition cost
Equipment	¥237	¥239	$2
Other	192	192	2

Total	¥429	¥431	$4
Accumulated depreciation
Equipment	120	57	1
Other	96	57	1

Total	¥216	¥115	$2
Net balance
Equipment	117	181	1
Other	96	134	1

Total	¥213	¥316	$2

•	Future lease payment obligations as of March 31, 2006 and 2005 are summarized below:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)

Due within 1 year	¥102	¥101	$1
Due after 1 year	115	218	1

Total	¥218	¥320	$2

•	Lease payment, depreciation expense and interest expense for the fiscal year ended March 31, 2006 and 2005 are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)

Lease payment	¥107	¥87	$1
Depreciation expense	102	83	1
Interest expense	5	6	0

•	Depreciation expense is calculated using the straight-line method over the useful economic life of the respective leased assets with zero residual value.

•	The difference between total lease payments and the acquisition cost of leased assets is debited to effective interest expense, and is allocated to each fiscal year using the interest method.

(b)	Operating lease transactions:

•	Future lease payment obligations as of March 31, 2006 and 2005 are summarized below:

	March 31, 2006 (In millions of yen)	March 31, 2005 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)

Due within 1 year	¥2	¥1	$0
Due after 1 year	0	1	0

Total	¥3	¥2	$0

18. Derivative transactions

There were no derivative transactions in the fiscal year ended March 31, 2006 and 2005.

19. Market value of securities

Notes to market value of securities as March 31, 2006 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities with market value

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

	March 31, 2006 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)

Sales amount	¥128	$1
Gains on sales	53	0
Losses on sales	—	—

(f)	Held-to maturity debt securities and available-for-sale securities whose market value are not readily determinable are as follows:

	March 31, 2006 (In millions of yen)	March 31, 2006 (In millions of U.S. dollars)
Held-to-maturity debt securities
Unlisted foreign securities	¥—	$—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	115,804	986
Unlisted foreign equities	2,053	17
Other unlisted Japanese securities	—	—
Other unlisted foreign securities	1,277	11

Total	¥119,135	$1,014

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i)	Equity securities of subsidiaries and affiliates with market value

Not applicable

(j)	Money held in trust

Not applicable

(k)	Net unrealized gain (loss) on available-for-sale securities

Not applicable

Notes to market value of securities as March 31, 2005 are as follows:

(a)	Trading securities

Not applicable

(b)	Held-to-maturity debt securities with market value

Not applicable

(c)	Available-for-sale securities with market value

Not applicable

(d)	Held-to-maturity debt securities sold

Not applicable

(e)	Available-for-sale securities sold

Not applicable

(f)	Held-to maturity debt securities and available-for-sale securities whose market value is not readily determinable are as follows:

March 31, 2005 (In millions of yen)

Held-to-maturity debt securities
Unlisted foreign securities	¥—
Available-for-sale securities
Unlisted Japanese equities other than over-the-counter	115,879
Unlisted foreign equities	2,807
Other unlisted Japanese securities	—
Other unlisted foreign securities	1,190

Total	¥119,877

(g)	Change in classification of securities

Not applicable

(h)	Redemption schedule of available-for-sale securities with maturity and held-to maturity debt securities

Not applicable

(i)	Equity securities of subsidiaries and affiliates with market value

Not applicable

(j)	Money held in trust

Not applicable

(k)	Net unrealized gain (loss) on available-for-sale securities

Not applicable